EXECUTION COPY

                                                                 Exhibit 10.2

                             STOCK OPTION AGREEMENT
                             ----------------------

        STOCK OPTION AGREEMENT ("Agreement") by and between AMF Bowling, Inc., a Delaware corporation (the "Company") and Roland Smith (the "Employee").

        WHEREAS, pursuant to the employment agreement by and between the Employee and the Company, dated as of April 28, 1999 (the "Employment Agreement"), the Employee has been awarded a stock option on the terms and conditions set forth in this Agreement; and

        WHEREAS, the Executive acknowledges and agrees that the option granted hereunder shall be subject to the terms of the Company's 1998 Stock Incentive Plan (the "Plan"), although it is not granted under the Plan;

        NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below. Any capitalized term used in this Agreement which is not defined below or elsewhere in this Agreement shall have the meaning set forth in the Plan.

        1.1. "Committee" shall mean the Stock Option Plan Subcommittee of the Compensation Committee of the Company's Board of Directors.

        1.2. "Common Stock" shall mean the common stock of the Company, par value $0.01 per share, subject to adjustment pursuant to Section 3(c) of the Plan.

        1.3. "Disability" shall have the meaning set forth in the Employment Agreement.

        1.4. "Employment" shall mean employment with the Company pursuant to the Employment Agreement.

        1.5.   "Option" shall have the meaning set forth in Section 2.1.

        1.6. "Person" shall mean an individual, corporation, partnership, joint venture, trust, unincorporated organization, government (or any department thereof) or other entity.

        1.7. "Shares" shall mean the shares of Common Stock acquired upon exercise of the Option.

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        1.8. "Stockholders Agreement" shall mean the Stockholders Agreement, dated as of April 30, 1996, between the Company and certain of its stockholders, as amended from time to time.

        2.     Grant and Terms of Option.

        2.1. Grant of Option. The Company hereby grants to the Employee effective on April 28, 1999 (the "Grant Date"), a Nonqualified Stock Option (the "Option") to purchase 1,000,000 shares of Common Stock on the terms and conditions set forth below, and in reliance upon the representations and covenants of the Employee set forth below. Unless sooner exercised or forfeited as provided for in the Plan or this Agreement, the Option shall expire on the tenth anniversary of the Grant Date.

        2.2. Exercise Price. The exercise price of the Option is $5.2813 per share of Common Stock (the "Exercise Price").

        2.3. Exercisability. The Option shall vest and become exercisable in installments according to the following schedule:

       Term of Employment
       Since Grant Date                   Vested Percentage
     ---------------------                -----------------
     Grant Date                               20 percent

     At least 1 year,                         40 percent
     but less than 2 years

     At least 2 years ,                       60 percent
     but less than 3 years

     At least 3 years,                        80 percent
     but less than 4 years

     4 years or more                         100 percent

Notwithstanding the provisions of this Section 2.3, the Option shall become fully exercisable and vested in the event of a Change of Control.

        2.4. Limitations on Exercisability. Upon the Employee's termination of employment, the exercisability of the Option shall be determined pursuant to
Section 4(c) of the Employment Agreement.

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        2.5. Method of Exercise. The Option may be exercised in whole or in part
(but only with respect to whole shares of Common Stock) by giving written notice of the exercise to the Company stating the number of shares to be purchased. In order to be effective, the properly completed notice of exercise must be accompanied by one or more of the following methods of payment of the Exercise Price. Payment of the Exercise Price may be made by certified or bank check, by delivering shares of Common Stock that the Employee has owned for at least six months or that the Employee has acquired in the open market, or by any combination thereof. Shares of Common Stock used to make any such payment shall be valued at their Fair Market Value on the date of exercise. The Option also may be exercised by delivering to the Company a properly executed exercise notice, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price and the amount of any federal, state, local or foreign withholding taxes. The exercise of all or any part of the Option is subject to Section 6.4 of this Agreement pertaining to applicable withholding taxes.

        2.6 Shareholder Approval. The Company has obtained written consent from holders of a majority of its voting stock to permit the grant of the Option.

        3. Shares. Any Shares delivered to the Employee pursuant to this Agreement shall be subject to the terms of the Stockholders Agreement.

        4. Employee's Representations, Warranties and Agreements. In connection with the exercise of the Option, the Employee shall make to the Company, in writing, such representations, warranties and agreements in connection with such exercise and investment in shares of Common Stock as the Committee shall reasonably request.

        5. Successors.

        5.1. This Agreement and the Option described herein are personal to the Employee and, without the prior written consent of the Company, shall not be transferable or assignable by the Employee otherwise than (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

        5.2. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        5.3. The Company shall require any successor, whether direct or indirect, by purchase, merger, consolidation or otherwise (an "Acquisition"), to all or substantially all of the business and/or assets of the Company to expressly assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform the

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Agreement if no such succession had taken place (or by substituting for the
Option a new option, based upon the stock of such successor, having an aggregate spread between the Fair Market Value of the underlying stock and the Exercise Price thereof, and the same term, immediately after such substitution, equal to the spread on, and the term of, the Option immediately before such substitution). Notwithstanding the foregoing, the Company or such successor may, in its discretion and subject to the terms of the Plan, at the time of or promptly after such Acquisition, terminate all of its obligations hereunder with respect to the Option by paying to the Employee or the Employee's successors or assigns an amount equal to the product of (i) the number of shares of Common Stock subject to the Option and (ii) the Fair Market value per share of the shares of Common Stock subject to the Option at the time of such Acquisition less the Exercise Price (but not in excess of such Fair Market Value per share), in either case, in exchange for the Employee's Option. As used in this Agreement, "Company" shall mean both the Company (as defined above) and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

        6.     Miscellaneous.

        6.1. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may be amended or modified by the Committee as provided under the terms of the Plan.

        6.2. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Employee at the address set forth on the signature page hereto, and addressed to the Company at: AMF Bowling, Inc., 8100 AMF Drive, Richmond, Virginia 23111, Attention: Corporate Secretary, or to such other address as either party furnishes to the other in writing in accordance with this Section
6.2. Notices and communications shall be effective when actually received by the addressee.

        6.3. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        6.4. No later than the date as of which an amount first becomes includible in the gross income of the Employee for federal income tax purposes with respect to the Option, the Employee shall pay to the Company, or if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any applicable withholding taxes from any payment otherwise due to the Employee. In addition, the Employee may (i) deliver to the Company shares of Common Stock that the Employee has owned for at least six months or that the Employee has acquired in the open market to satisfy all or a portion of applicable withholding taxes (including amounts in excess of any minimum required withholding), or (ii) have the Company retain shares of Common Stock that are part of the Option to satisfy all or a portion of applicable withholding taxes (but only to the extent of the minimum required withholding). The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of applicable withholding taxes with Common Stock.

        6.5. Any failure by the Company or the Employee to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

        6.6 The Option is governed by the terms of the Plan, which are incorporated herein by reference. In the case of any conflict between the Plan and this Agreement, the terms of the Plan shall control. Although the Option is not granted pursuant to the Plan, the Employee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as if Option had been granted thereunder. The Employee and the Company each acknowledges that this Agreement (together with the Stockholders Agreement, the terms of the Plan and the other agreements referred to herein and therein) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or either of them, with respect to the subject matter hereof.

        6.7 The terms of the Plan, the Option, and this Agreement shall be administered by the Committee. Any controversy which arises concerning the terms of the Plan, the Option or this Agreement shall be resolved by the Committee as it deems appropriate, and any decision of the Committee shall be final and conclusive.

        6.8 The fact that the Employee has been granted the Option shall not affect or qualify in any way the right of the Company of any Affiliate to terminate the Employee's Employment at any time.

        6.9 By signing below, the Employee hereby acknowledges receipt of the Option, a copy of the Plan and a Plan prospectus.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date or dates indicated below.


                                                   AMF BOWLING, INC.



Date:  April 28, 1999                       By: /s/ Stephen E. Hare
                                                --------------------------
                                                   Name: Stephen E. Hare
                                                   Title: CFO

                                                   EMPLOYEE:

Date:  April 28, 1999                          /s/ Roland Smith
                                               ---------------------------
                                                   Name:  Roland Smith
                                                   Address: